Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

Silicon Graphics, Inc.	Case No. 06-10977 (BRL)

Debtors.	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM MAY 27, 2006 TO JUNE 30, 2006

DEBTOR’S ADDRESS:	1200 Crittenden Lane, Mountain View, California 94043

	MONTHLY DISBURSEMENTS MADE BY SILICON GRAPHICS, INC., AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS);	$116 Million

DEBTOR’S ATTORNEY:	Weil, Gotshal & Manges LLP
Gary T. Holtzer
Stephen A. Youngman, Esq.
Shai Y. Waisman
767 Fifth Avenue
New York, New York 10153-0119

	MONTHLY OPERATING INCOME (IN MILLIONS):	$25 Million

REPORT PREPARER:	SILICON GRAPHICS, INC., et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Kathy Lanterman
Kathy Lanterman Chief Financial Officer and Corporate Controller Silicon Graphics, Inc.

DATE: August 4, 2006

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts, unaudited)

For the Month Ended June 30, 2006

Revenue:
Product and other revenue	$38,724
Product revenue from related party	781
Service revenue	36,292

Total revenue	75,797

Costs and expenses:
Cost of product and other revenue	25,597
Cost of service revenue	14,567
Research and development	6,358
Selling, general, and administrative	17,463
Other operating expenses (recovery), net (1)	(13,145)

Total costs and expenses	50,840

Operating income	24,957

Interest expense	(1,502)
Interest and other income (expense), net	134

Income before reorganization items and income taxes	23,589

Reorganization items	(5,615)

Income before income taxes	17,974
Income tax provision	414

Net income	$17,560

Net income per share:
Basic	$0.06

Diluted	$0.04

Weighted-average shares used to compute net income per share:
Basic	271,563

Diluted	426,559

(1)	Represents charges for and changes in previously estimated restructuring costs, related accretion expense, and asset impairments for the month ended June 30, 2006.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

June 30, 2006
(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$53,352
Short-term marketable investments	203
Short-term restricted investments	48,207
Accounts receivable, net	59,651
Inventories	50,344
Prepaid expenses	11,212
Other current assets	31,410

Total current assets	254,379

Restricted investments	290
Property and equipment, net of accumulated depreciation and amortization	27,873
Other non-current assets	81,418

$363,960

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$8,951
Accrued compensation	22,401
Income taxes payable	1,005
Other current liabilities	45,609
Current portion of deferred revenue	92,256
Current portion of restructuring liability	4,999
Current portion of long-term debt	103,123

Total current liabilities	278,344

Long-term debt	397
Non-current portion of deferred revenue	45,538
Other non-current liabilities	27,963

Total liabilities not subject to compromise	352,242

Liabilities subject to compromise	317,642

Total liabilities	669,884

Stockholders’ deficit:
Common stock and additional paid-in capital	1,560,159
Accumulated deficit	(1,839,326)
Treasury stock	(6,760)
Accumulated other comprehensive loss	(19,997)

Total stockholders’ deficit	(305,924)

$363,960

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

For the Month Ended June 30, 2006

Cash flows from operating activities of continuing operations:
Net income	$17,560

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,148
Amortization of premium and discount on long-term debt, net	—
Write-off of unamortized premium and discount on long-term debt subject to compromise	—
Write-off of unamortized loan cost on payoff of term loan	1,093
Other	(5,471)

Changes in operating assets and liabilities:
Accounts receivable	(23,100)
Inventories	25,123
Accounts payable	1,506
Accrued compensation	(1,935)
Deferred revenue	(5,673)
Other assets and liabilities	(35,789)

Total adjustments	(40,098)

Net cash used in operating activities	(22,538)

Cash flows from investing activities of continuing operations:
Purchases of marketable investments	—
Proceeds from the maturities of marketable investments	220
Restricted investments:
Purchases	(6,340)
Maturities	1,568
Purchases of property and equipment	(768)
Decrease in other assets	(18,217)

Net cash provided by investing activities	(23,537)

Cash flows from financing activities of continuing operations:
Payments of debt principal	(58,000)
Proceeds from debt financing	105,000
Net proceeds from (reductions in) financing arrangements	(190)
Proceeds from employee stock plans	—

Net cash provided by financing activities of continuing operations	46,810

Net increase in cash and cash equivalents	735
Cash and cash equivalents at beginning of period	52,617

Cash and cash equivalents at end of period	$53,352

See accompanying notes to these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (jointly administered)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Petition for Relief under Chapter 11

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)). The Debtors remain in possession of their assets and properties as debtors-in-possession under the jurisdiction of the Court and in accordance with the provisions of the Bankruptcy Code. In general, as debtors-in-possession, each of the Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

As a result of the commencement of the Chapter 11 cases, the pursuit of all pending claims and litigation against the Debtors arising prior to or relating to events which occurred prior to the commencement of the Chapter 11 cases is generally subject to an automatic stay under Section 362 of the Bankruptcy Code, and, absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Debtors. In addition, pursuant to Section 365 of the Bankruptcy Code, the Debtors may reject or assume pre-petition executory contracts and unexpired leases, and parties affected by rejections of these contracts or leases may file claims with the Court that will be addressed in the context of the Chapter 11 Cases.

We have sought and obtained Court approval through our “first day” and subsequent motions to pay certain foreign vendors, meet our pre- and post-petition payroll obligations, maintain our cash management systems, pay our taxes, continue to provide employee benefits, honor certain pre-petition Customer programs, and maintain our insurance programs. In addition, the Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued net operating losses and other tax attributes.

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement (the “Interim DIP Agreement”) dated as of May 8, 2006 with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. In June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

At a hearing held on July 27, 2006, the U.S. Bankruptcy Court for the Southern District of New York approved the Company’s Disclosure Statement, ruling that it contained adequate information for soliciting creditor approval of the Company’s Plan of Reorganization. We commenced mailing of the Plan and Disclosure Statements on August 3, 2006. A hearing for the Court to consider confirmation of the Plan is scheduled for September 19, 2006.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), including AICPA Statement of Position (SOP) 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the condensed consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current or non-current. Our condensed consolidated statement of operations portrays the results of operations during Chapter 11 proceedings. As such, any revenues, expenses and gains and losses realized or incurred that are directly related to the bankruptcy case are reported separately as reorganization items due to bankruptcy.

We caution readers not to place undue reliance upon the information in this monthly operating report (Operating Report). The unaudited information in this Operating Report is subject to further review and potential adjustments and may not be indicative of our operating results. There can be no assurance that this Operating Report is complete and we undertake no obligation to update or revise the Operating Report. Further, the amount reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustment to accruals, changes in facts and circumstances, changes in estimates, further analysis and other factors. For example, over half of each quarter’s product revenue results from orders booked and shipped during the third month, and disproportionately in the latter half of that month. As such, unaudited results of operations for the month shown herein are not necessarily indicative of operating results for the quarterly period.

Subject to the matters described in this Note 2, these monthly financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting, and accordingly, do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2005 filed with the Securities and Exchange Commission on September 22, 2005. All inter-company balances and transactions have been eliminated. As indicated above, the unaudited results of operations for the interim period shown herein are not necessarily indicative of operating results for the entire fiscal year or any future interim period.

The accompanying condensed consolidated financial statements include the accounts of Silicon Graphics, Inc. and our wholly- and majority-owned subsidiaries (both Debtor and Non-Debtor). See schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or are probable of being paid during the bankruptcy proceeding. Contractual interest for the period was $2.9 million, of which $1.5 million was included in the accompanying condensed consolidated statement of operations.

3. Summary of Significant Accounting Policies

Our significant accounting policies are described in Note 2 of the Notes to Consolidated Financial Statements included in our fiscal 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2005. For interim reporting periods, except as noted above, we follow the same significant accounting policies.

4. Other Operating Expenses (Recovery), Net

Other operating expenses (recovery), net represents the charges for or changes in previously recorded costs associated with our restructuring, costs associated with changes in the estimated useful lives of certain leasehold improvements and furniture and fixtures related to facilities in the process of being vacated, and operating asset write downs for fixed assets and demonstration units and purchase commitments associated with the end of production of existing Prism and Prism Deskside products and the cancellation of future Prism products.

The recovery of previously recorded restructuring costs in June 2006 primarily represents the impact of the termination of our lease obligations at Amphitheatre Technology Center (ATC) and the Crittenden Technology Center (CTC). On May 26, 2006, we reached a settlement with Goldman Sachs to restructure these lease obligations and received court approval of the settlement. The settlement provides for an agreed upon relocation schedule. In the interim, SGI will maintain its corporate headquarters at the CTC campus in Mountain View, CA.

5. Inventories

Inventories were as follows (in thousands):

June 30, 2006
Components and subassemblies	$22,631
Work-in-process	16,864
Finished goods	3,657
Demonstration systems	7,192

Total inventories	$50,344

6. Other Current Assets

Other current assets were as follows (in thousands):

June 30, 2006
Deferred cost of goods sold	$14,896
Value-added tax receivable	7,569
Other	8,945

Total other current assets	$31,410

7. Restricted Investments

Restricted investments consist of short- and long-term investments held under a security agreement (see Note 9) or pledged as collateral against letters of credit. The majority of our restricted investments is currently pledged as collateral against letters of credit and is primarily associated with two specific customer arrangements for significant multi-year contracts with long-term delivery and installation commitments. Restricted investments pledged as collateral are held in our name by various financial institutions.

8. Property and Equipment

Property and equipment were as follows (in thousands):

June 30, 2006
Property and equipment, at cost	$339,985
Accumulated depreciation and amortization	(312,112)

Property and equipment, net	$27,873

9. Other Non-Current Assets

Other non-current assets were as follows (in thousands):

June 30, 2006
Spare parts	$19,876
Investments	14,258
Goodwill	12,901
Other	34,383

Total other non-current assets	$81,418

10. Financing Arrangement

On October 25, 2005, we entered into a two-year asset-backed credit facility with Wells Fargo Foothill, Inc. and Ableco Finance LLC. The facility provides for credit of up to $100 million, consisting of a $50 million revolving line of credit and a $50 million term loan. The borrowing base under this credit facility is determined weekly based on the value of working capital items, real estate and intellectual property. The revolving line of credit bears interest payable monthly at the prime rate plus 0.75% for cash advances up to $30 million. We are using our full capacity under this revolving line to secure $44 million in letters of credit, principally the rent deposits required under our leases for the Amphitheatre and Crittenden Technology Center campuses in Mountain View, California. We deposit additional cash collateral when the eligible accounts receivable and other collateral, which fluctuate within the quarter, are below the level needed to secure our letters of credit. The term loan and cash advances greater than $30 million bear interest payable monthly at the prime rate plus 4.5% or 10.0%, whichever is greater. Letters of credit bear interest payable monthly up to a maximum rate of 3.0%. The facility does not require the permanent deposit of cash collateral. The facility is secured by substantially all of the assets of SGI and its domestic subsidiaries (the Borrowers) and includes covenants for, among other things, minimum levels of EBITDA, minimum levels of cash and cash equivalents, and limits on capital expenditures. Subject to certain specified exceptions, the credit facility also limits the ability of the Borrowers to incur additional indebtedness, create liens on their assets, enter into certain transactions (including mergers, consolidations and reorganizations), dispose of certain assets, pay dividends or other distributions on capital stock, repurchase capital stock or prepay or repurchase debt obligations. The credit facility is subject to acceleration upon various events of default, including nonpayment of principal, interest, fees or other amounts when due, violation of covenants, commencement of insolvency proceedings against any Borrower or any of its U.S. subsidiaries or material foreign subsidiaries, the entry of certain judgments against any Borrower or any of its subsidiaries, cross default to indebtedness of any Borrower or any of its subsidiaries, and invalidity of loan documents or security interests. During the second quarter of fiscal 2006, we borrowed an initial $35 million against the term loan and on February 3, 2006, borrowed the remaining $15 million. See Notes 11 for additional information. We were in violation of the EBITDA covenant under this facility as of March 31, 2006. On May 3, 2006, we received a Default and Forbearance Letter from the lenders resulting from this violation. We accepted the terms of the Default and Forbearance Letter and applied $20 million of cash collateral against the outstanding term loan and reduced our obligation to $30 million. In addition, the full $30 million debt under this credit facility has been classified as short-term. This facility was paid in full with funds from our $130 million DIP financing. See Note 12 for further information regarding the DIP financing.

11. Debt

Debt was as follows (in thousands):

June 30, 2006
$130 million DIP facility	$100,000
Other	3,520

103,520
Less amounts due within one year	(103,123)

Amounts due after one year	$397

See Note 12 for further information regarding the $130 million DIP financing.

Other long-term debt at June 30, 2006 includes $3 million of proceeds received in connection with products sold under certain sales-type lease arrangements, after which we sold the lease receivables to certain financial institutions. These long-term debt amounts represent future revenue streams for customer support contracts on those leased products that we are required under EITF 88-18, Sales of Future Revenue, to classify as debt. These future revenue streams will be amortized into revenue over the life of the contracts and will have no future cash-flow impact. Other long-term debt at June 30, 2006 also included a $1 million loan secured by a receivable. The loan bears interest at a fixed annual rate of 5.22% and is repayable in quarterly installments ending in fiscal 2008.

12. DIP Financing

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement dated as of May 8, 2006 (the “Interim DIP Agreement”) with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the Interim DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. We borrowed $23 million against this facility in May 2006 and borrowed an additional $5 million in June 2006. In the latter part of June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

13. Liabilities Subject to Compromise

Liabilities subject to compromise consist of the following (in thousands):

June 30, 2006
6.50% Senior Secured Convertible Notes due June 1, 2009	$188,578
6.125% Convertible Subordinated Debentures due February 1, 2011	56,776
11.75% Senior Secured Notes due June 1, 2009	2,386
Accounts payable	55,447
Accrued liabilities	14,455

Amounts due after one year	$317,642

In accordance with SOP 90-7, we ceased to accrue and recognize interest expense on liabilities subject to compromise as noted above. In addition, debt discounts and premiums, as well as capitalized debt issue costs associated with the above debt have been adjusted to reflect the debt at its probable allowed claim amount, resulting in a credit adjustment of approximately $ 7.3 million recorded as reorganization items in May 2006. Accounts payable and accrued liabilities subject to compromise represent our best estimated of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim, which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustment resulting from negotiations, actions of the Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

14. Rejected Contracts

Initially we identified three leases, two subleases and eight executory contracts for rejection. On May 31, 2006, the Court approved the rejection of the identified leases, subleases and executory leases. We continue to evaluate our unexpired leases and subleases of nonresidential real property and certain executory contracts to determine which contracts will be assumed, assumed and assigned, or rejected.

Schedule I

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING BALANCE SHEET

(Unaudited)

(In thousands)

June 30, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$22,775	$30,577	$—	$53,352
Short-term marketable investments	—	203	—	203
Short-term restricted investments	6,036	42,171	—	48,207
Accounts receivable, net	27,971	31,680	—	59,651
Inventories	49,925	445	(26)	50,344
Prepaid expenses and other current assets	940,911	49,992	(948,281)	42,622

Total current assets	1,047,618	155,068	(948,307)	254,379

Property and equipment, net of accumulated depreciation and amortization	25,408	2,465	—	27,873
Other non-current assets	184,876	226,646	(329,814)	81,708

	$1,257,902	$384,179	$(1,278,121)	$363,960

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$3,784	$5,167	$—	$8,951
Accrued compensation	12,675	9,726	—	22,401
Current portion of long-term debt	102,420	703	—	103,123
Other current liabilities	1,057,099	30,117	(943,347)	143,869

Total current liabilities	1,175,978	45,713	(943,347)	278,344

Non-current portion of deferred revenue	17,985	27,553	—	45,538
Other non-current liabilities	10,484	17,876	—	28,360

Total liabilities not subject to compromise	1,204,447	91,142	(943,347)	352,242

Liabilities subject to compromise	317,642	—	—	317,642

Total liabilities	1,522,089	91,142	(943,347)	669,884
Total stockholders’ deficit	(264,186)	293,036	(334,774)	(305,924)

	$1,257,903	$384,178	$(1,278,121)	$363,960

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule II

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(Unaudited)

(In thousands)

For the month ended June 30, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Total revenue	$59,168	$16,958	$(329)	$75,797

Costs and expenses:
Cost of revenue	34,291	6,202	(329)	40,164
Research and development	7,478	(1,120)	—	6,358
Selling, general and administrative	11,512	5,951	—	17,463
Other operating expenses (recovery), net (1)	(16,903)	3,758	—	(13,145)

Total costs and expenses	36,378	14,791	(329)	50,840

Operating income	22,790	2,167	—	24,957

Interest expense	(1,396)	(106)	—	(1,502)
Interest and other income (expense), net	(1,466)	1,600	—	134

Income before reorganization items and income taxes	19,928	3,661	—	23,589

Reorganization items:
Provision for rejected executory contracts		—	—
Research and development		—	—
Adjustments to debt carrying values for amounts in excess of allowed claims	—	—	—	—
Professional fees	(5,615)	—	—	(5,615)

Income before income taxes	14,313	3,661	—	17,974

Income tax provision (benefit)	(257)	671	—	414

Net income	$14,570	$2,990	$—	$17,560

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule III

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(Unaudited)

(In thousands)

For the period from May 27, 2006 to June 30, 2006

Gross wages paid (1)	$14,813

Employee payroll taxes withheld (2)	$3,809

Employer payroll tax contributions incurred	$1,043

(1)	Gross Wages were paid on June 2, 2006, June 16, 2006 and June 30, 2006.
(2)	Taxes are remitted by SGI to a third party vendor and paid by the vendor to the appropriate tax authorities.

Schedule IV

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND OTHER TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(Unaudited)

(In thousands)

For the period from May 27, 2006 to June 30, 2006

	Amount Withheld / Accrued	Amount Paid (1)	Amount Due
Federal and state income taxes	$—	$—	$—

State and local taxes:
Sales and use	$212	$81	$131
Property	—	—	—
VAT, net	1,270	229	1,041
Other	—	—	—

Total state and local taxes	$1,482	$310	$1,172

Aging of Net Amounts Withheld / Accrued:	June 30, 2006
0 to 30 Days	$1,338
31 to 60 Days	363
61 to 90 Days	121
> 90 Days (2)	(340)

$1,482

(1)	At the first day hearing, the judge indicated that no sales and use taxes covered under the sales & use tax motion, including VAT/GST taxes, could be paid until a final hearing on May 31, 2006 at which time the sales & use tax motion was approved.
(2)	Amounts represent net VAT tax refunds to be received.

Schedule V

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from May 27, 2006 to June 30, 2006

Cash – beginning of month	$31,766,212

Receipts From Operations
Cash sales	—

Collections of Accounts Receivable
Pre-petition (SGI Inc.)	—
Pre-petition (SGI Federal)	—
Post-petition (SGI Inc.)	19,078,315
Post-petition (SGI Federal)	8,743,738
International receipts	1,002,578

Total operating receipts	28,824,631

Non-operating Receipts
International transfers	3,699,960
Funding lenders	77,000,000
Other	1,083,848

Total non-operating receipts	81,783,808

Total receipts	110,608,439

Total cash available	142,374,651
Operating Disbursements
Accounts payable (SGI Inc.)	28,520,300
Accounts payable (SGI Federal)	336,978
Payroll (SGI Inc.)	15,309,924
Payroll (SGI Federal)	2,384,291
Taxes (SGI Inc.)	—
Taxes (SGI Federal)	—
Interest	4,044,586
Bank fees / other	17,579
International Disbursements	3,978,731

Total operating disbursements	54,592,389

Non-operating Disbursements

Term Loan Payoff	61,738,000

Total non-operating disbursements	61,738,000

Total disbursements	116,330,389

Net cash flow	(5,721,950)
Change in float	1,191,398

Cash – end of period	$27,235,660

Schedule V (continued)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from May 27, 2006 to June 30, 2006

TOTAL DISBURSEMENTS BY DEBTOR

Legal Entity	Case Number	Disbursements
Silicon Graphics, Inc.	06-10977 (ALG)	$113,609,120
Silicon Graphics Federal, Inc.	06-10978 (ALG)	2,721,269
Cray Research, LLC	06-10979 (ALG)	—
Silicon Graphics Real Estate, Inc.	06-10980 (ALG)	—
Silicon Graphics World Trade Corporation	06-10981 (ALG)	—
Silicon Studio, Inc.	06-10982 (ALG)	—
Cray Research America Latina Ltd.	06-10983 (ALG)	—
Cray Research Eastern Europe Ltd.	06-10984 (ALG)	—
Cray Research India Ltd.	06-10985 (ALG)	—
Cray Research International, Inc.	06-10986 (ALG)	—
Cray Financial Corporation	06-10987 (ALG)	—
Cray Asia/Pacific, Inc.	06-10988 (ALG)	—
ParaGraph International, Inc.	06-10989 (ALG)	—
WTI Development, Inc.	06-10990 (ALG)	—

Total disbursements		$116,330,389

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

DEBTOR’S STATEMENT REGARDING INSURANCE POLICIES

For the period from May 27, 2006 to June 30, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.